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                 SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                             FORM 8-K

              Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported):
                          April 21, 1998


                       CFSB BANCORP, INC.
    (Exact name of registrant as specified in its charter)


          Delaware               0-18609         38-2920051
(State or other jurisdiction  (Commission     (I.R.S. Employer
of incorporation)             File Number)   Identification No.)


      112 East Allegan Street, Lansing, Michigan  48933
     (Address of principal executive offices) (Zip Code)


     Registrant's telephone number, including area code:
                        (517) 371-2911

                         Not Applicable
 (Former name or former address, if changed since last report)
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Item 5.  Other Events
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    On April 21, 1998, the registrant's Board of Directors
authorized the extension of the 1997 stock repurchase program pursuant to which the registrant may repurchase up to 387,750 shares of the registrant's common stock, which represented approximately 5 percent of registrant's outstanding common stock. The timing of the repurchases and the exact number of shares to be purchased will be dependent on future market conditions. The Board of Directors approved the 1997 repurchase program in April 1997 authorizing the Corporation to repurchase 387,750 shares of common stock. As of April 15, 1998, the Corporation had repurchased 308,590 shares of common stock under the April 1997 program. Extension of the April 1997 program until April 1999 will allow the Corporation an opportunity to repurchase the remaining 79,160 shares of common stock authorized under the stock repurchase program. For information regarding the repurchase program, reference is made to the registrant's press release dated April 22, 1998, which is attached hereto as Exhibit
28.1 and incorporated herein by reference.


Item 7.  Financial Statement, Pro Forma Financial Information and
         Exhibits
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Exhibit 99.1 - Press Release dated April 22, 1998.
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                     CFSB Bancorp, Inc.

                       Signatures



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      CFSB Bancorp, Inc.
                                         (Registrant)


Date:  April 22, 1998               By: /s/ Robert H. Becker
                                        ------------------------
                                        Robert H. Becker
                                        President and
                                        Chief Executive Officer